Exhibit (5)

February 21, 2018

PotlatchDeltic Corporation

601 West First Avenue, Suite 1600

Spokane, Washington 99201

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PotlatchDeltic Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (File No. 333-221942) (as so amended, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 21, 2018 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), relating to the registration of 250,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”) that may be issued under the Deltic Timber Corporation 2002 Stock Incentive Plan (the “Plan”).

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Registration Statement, the Plan and such other documents and records as we have deemed necessary for the purposes of this opinion. In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP